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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated February 13, 2002, except for Note 14 which is as of March 18, 2002, relating to the financial statements of Viisage Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         We also consent to the reference to us under the caption "Experts" in the prospectus.

                                                     /s/  BDO SEIDMAN, LLP




Boston, Massachusetts
October 31, 2002